UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MERUS N.V.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MERUS N.V.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2024

Explanatory Note

This proxy statement supplement (the “Proxy Supplement”) amends and supplements the definitive proxy statement on Schedule 14A of Merus N.V. (the “Company”), filed with the Securities and Exchange Commission (“SEC”) on April 10, 2024 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s board of directors (the “Board”) for the Company’s Annual General Meeting of Shareholders to be held on Tuesday, May 7, 2024 at 15:00 (3:00 p.m.), Central European Summer Time (the “Annual General Meeting”).

This Proxy Supplement is being filed solely to update the biographical information of two of the Company’s directors, Mr. Sven (Bill) Ante Lundberg, M.D. and Mr. Mark Iwicki, as set forth below. At the Annual General Meeting, shareholders of the Company are being asked to vote on the re-appointment of Mr. Iwicki as non-executive director for a period ending at the end of the annual general meeting of shareholders of the Company to be held in 2026 (Proposal 4). For ease of reference, the Company is including the full text of Proposal 4, with the updated biographical information, in this Proxy Supplement but encourages shareholders to read the Proxy Statement for additional information related to Mr. Iwicki’s nomination for re-appointment to the Board. The Board has not changed its recommendation to vote FOR the re-appointment of Mr. Iwicki as non-executive director. Mr. Iwicki consents to being named in this Proxy Supplement and to serve as a non-executive director, if elected.

Shareholders of the Company are not being asked to vote on or ratify the election of Dr. Lundberg at the Annual General Meeting. Dr. Lundberg currently serves as an executive director of the Company, with a term expiring at the Company’s annual general meeting of shareholders to be held in 2027 and is not a nominee for election at the Annual General Meeting. Dr. Lundberg also serves as the Company’s President and Chief Executive Officer.

Other than updating Mr. Iwicki’s biographical information contained in Proposal 4 of the Proxy Statement, this Proxy Supplement does not change any other proposal set forth in the Proxy Statement, and does not change the Board’s recommendations, or the Board’s view, on any of the proposals contained in the Proxy Statement. The Board continues to recommend a vote “FOR” each of the proposals in the Proxy Statement. Except as updated by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged. This Proxy Supplement should be read in conjunction with the Proxy Statement.

Please note that any proxy card that we delivered to you has not changed and may still be used to vote your shares in connection with the Annual General Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges shareholders to vote their shares prior to the Annual General Meeting by using one of the methods described in the Proxy Statement.

The Company’s 2023 Annual Report on Form 10-K, the Proxy Statement and this Proxy Supplement are available on the Company’s website at www.merus.nl and at www.proxyvote.com.

Amended Proposal 4 to Update Director Biography

PROPOSAL 4

Re-appointment of Mark Iwicki as non-executive director

The board of directors has made a binding nomination to re-appoint Mark Iwicki as non-executive director of the Company for a period ending at the end of the annual general meeting of shareholders of the Company to be held in 2026.

Mark Iwicki, age 57, has served as a non-executive director of our board of directors since June 2015. From June 2015 until July 2018, Mr. Iwicki served as the Chairperson of our board of directors. Mr. Iwicki currently serves as the Chairperson and Chief Executive Officer of Kala Pharmaceuticals, Inc., a pharmaceutical company, where he has been employed since April 2015. From February 2014 to November 2014 Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics. From December 2012 to January 2014, Mr. Iwicki served as President and Chief Executive Officer and director at Blend Therapeutics, Inc. From 2007 to June 2012, Mr. Iwicki served in several roles, including Chief Commercial Officer, President and Chief Operating Officer and Director and Chief Executive Officer at Sunovion Pharmaceuticals, Inc., formerly Sepracor, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Iwicki held executive positions, including Vice President and Business Unit Head, at Novartis Pharmaceuticals Corporation, a pharmaceutical company. Mr. Iwicki currently serves on the boards of directors of publicly held life science companies Akero Therapeutics, Inc., Q32Bio Inc. and Kala Pharmaceuticals, Inc. Within the past five years, he also served on the board of directors of the publicly held life science company Aimmune Therapeutics Inc. and Pulmatrix, Inc. Mr. Iwicki received a B.A. in business administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki is qualified to serve on our board of directors due to his leadership, commercial and business experience in the biotechnology industry and breadth of knowledge about our business, as well as his tenure as CEO and independent director in several publicly held life science companies.

VOTE REQUIRED

The proposal to re-appoint Mr. Iwicki as non-executive director is based on a binding nomination proposed by the board of directors. Consequently, Mr. Iwicki shall be re-appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR the re-appointment of Mark Iwicki as non-executive director.

Amended Biography for Sven (Bill) Ante Lundberg

SVEN (BILL) ANTE LUNDBERG	Age 60

Bill Lundberg, M.D. served as a non-executive director of our board of directors from June 2019 to December 2019, and has served as an executive director since December 2019. Since December 2019, Dr. Lundberg has served as our President, Chief Executive Officer, and served as our Principal Financial Officer from December 2019 until June 2023. From January 2015 to February 2018, Dr. Lundberg was Chief Scientific Officer of CRISPR Therapeutics AG (CRISPR), a biotechnology company, where he was responsible for establishing and growing research and development in the United States and oversaw CRISPR’s first CRISPR-based product from inception to regulatory filing for clinical trials. From February 2011 to January 2015, Dr. Lundberg was Vice President and Head of Translational Medicine at Alexion Pharmaceuticals, Inc. (Alexion), where he oversaw research and development from discovery through early-stage development, and prior to that, he was Director and Chief Medical Officer of Taligen Therapeutics, Inc. (Taligen), a biotechnology company, which was acquired by Alexion in 2011. Prior to Taligen, he held roles of increasing responsibility in clinical drug development and medical affairs at Xanthus/Antisoma, Wyeth (now Pfizer), and Genzyme. Dr. Lundberg currently serves on the boards of directors of the publicly traded life science companies Vor Biopharma and Q32 Bio Inc. Dr. Lundberg received an M.D. from Stanford University and M.B.A. from the University of Massachusetts. He completed post-doctoral training at the Whitehead Institute/M.I.T., and clinical training in Medicine and Medical Oncology from Harvard and the Dana-Farber Cancer Institute. We believe that Dr. Lundberg is qualified to serve on our board of directors due to his experience in the field of medicine, clinical drug development, scientific experience, leadership, business experience and breadth of knowledge about our business.